Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2013 Third Quarter Financial Results

•	Revenue of $28.3 million; Non-GAAP net loss of ($0.09) per share

•	51 new EnCase® Enterprise platform customers

•	Releases industry’s first proactive endpoint security analytics solution, EnCase® Analytics

PASADENA, Calif. – November 5, 2013 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the third quarter ended September 30, 2013.

Third quarter 2013 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $28.3 million, compared to $36.1 million in the third quarter of 2012

•	SaaS revenues of $2.7 million, compared to $2.6 million in the third quarter of 2012

•	Product revenue of $9.7 million, compared to $17.4 million in the third quarter of 2012

•	Services and maintenance revenue of $15.9 million, compared to $16.1 million in the third quarter of 2012

•	Net loss of $5.0 million, or ($0.19) per share, compared to net income of $1.3 million, or $0.05 per share, in the third quarter of 2012

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the Company reported a pre-tax net loss of $2.3 million, or ($0.09) per share, in the third quarter of 2013, compared to non-GAAP pre-tax net income of $4.1 million, or $0.15 per diluted share, in the third quarter of 2012.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “Our third quarter results met our expectations, as our business began to improve from the first half of the year. Product revenues for the third quarter increased 26% sequentially and we added 51 new EnCase® Enterprise customers. Most importantly, during the third quarter we introduced our newest product, EnCase® Analytics, the industry’s first proactive endpoint security analytics solution. The introduction of EnCase® Analytics builds upon Guidance Software’s overall strategy of ‘EnCase® Everywhere’ and is a testament to our Company’s ability to create innovative products that meet and exceed the needs of our customers.”

Third Quarter 2013 Highlights and Noteworthy Events

•	In September, the Company announced that its newest product, EnCase® Analytics, is now generally available to the market through Guidance Software as well as channel partners. EnCase® Analytics exposes unknown and difficult-to-detect threats by applying “big data” analytical techniques to the reams of data generated by endpoint activity, producing a clear picture of organization-wide security risk through an interactive visual interface. For the first time, IT security teams can take a proactive approach to threat surveillance by collecting and analyzing activity across all endpoints—including servers—on their network to reveal both external and internal threats.

•	In the third quarter of 2013, the Company added 51 new EnCase® Enterprise customers. The Company also added 17 customers of EnCase® eDiscovery or EnCase® Cybersecurity, which are built on the EnCase® Enterprise platform.

•	The Company released the results of a survey conducted during the Guidance’s 13th Annual Computer and Enterprise Investigations Conference (CEIC) held this past May. The respondents, which include more than 150 organizations, indicated shifting priorities in enterprise and government security teams with the “length of time to resolve attacks” coming in as the primary cybersecurity concern. EnCase® Cybersecurity and EnCase® Analytics help organizations reduce the gap between detecting an incident and mobilizing a rapid response.

•	EnCase® App Central downloads have exceeded 15,000 since the online store opened in spring 2013. EnCase® App Central has become a trusted source for developers and investigation professionals to share and discover the latest apps that complement the Company’s EnCase® solutions. In addition, Belkasoft®, a developer of forensic analysis tools, published its entire Evidence Center product line on the EnCase® App Central.

•	The Company introduced the Tableau T3iu Forensic SATA Imaging Bay, which adds SATA imaging capacity to forensic workstations via USB 3.0 bandwidth and provides fast and efficient SATA hard-drive acquisitions.

2013 Financial Outlook:

The Company is maintaining its guidance for the year ending December 31, 2013:

•	Revenue for 2013 is expected to be in the range of $112 million to $115 million.

•	Non-GAAP pre-tax earnings for 2013 are expected to be in the range of a $0.50 per share loss to a $0.42 per share loss.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 70989535, available from 8:00 pm eastern time, November 5, 2013, through midnight eastern time, November 12, 2013.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® Enterprise platform is used by numerous government agencies, more than 65 percent of the Fortune 100, and more than 40 percent of the Fortune 500, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase® Enterprise platform are market-leading electronic discovery and cyber security solutions, EnCase® eDiscovery, EnCase® Cybersecurity, and EnCase® Analytics. They empower organizations to respond to litigation discovery requests, perform sensitive data discovery for compliance purposes, conduct speedy and thorough security incident response, and reveal previously hidden advanced persistent threats or malicious insider activity. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present in this release total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, acquisition-related expenses and share-based compensation expense.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Product revenue	$9,728	$17,394	$24,953	$39,945
Subscription revenue	2,711	2,648	8,202	6,716
Services and maintenance revenue	15,875	16,099	49,409	46,567

Total revenues	28,314	36,141	82,564	93,228

Cost of revenues:
Cost of product revenue	2,164	2,208	5,665	5,795
Cost of subscription revenue	1,109	981	3,289	2,850
Cost of services and maintenance revenue	6,432	6,539	19,961	18,086

Total cost of revenues	9,705	9,728	28,915	26,731

Gross profit	18,609	26,413	53,649	66,497

Operating expenses:
Selling and marketing	10,494	11,790	30,359	30,341
Research and development	6,771	6,224	21,438	17,807
General and administrative	4,271	5,351	14,155	16,664
Depreciation and amortization	1,983	1,745	5,673	5,335

Total operating expenses	23,519	25,110	71,625	70,147

Operating income (loss)	(4,910)	1,303	(17,976)	(3,650)
Interest income and other, net	9	(9)	18	(10)

Income (loss) before income taxes	(4,901)	1,294	(17,958)	(3,660)
Income tax provision	67	22	183	231

Net income (loss)	$(4,968)	$1,272	$(18,141)	$(3,891)

Net income (loss) per share—basic	$(0.19)	$0.05	$(0.71)	$(0.16)

Net income (loss) per share—diluted	$(0.19)	$0.05	$(0.71)	$(0.16)

Shares used in per share calculation—basic	25,914	24,988	25,713	24,450

Shares used in per share calculation—diluted	25,914	26,543	25,713	24,450

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(2,305)	$4,065	$(10,152)	$6,047
Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.09)	$0.16	$(0.39)	$0.25
Diluted	$(0.09)	$0.15	$(0.39)	$0.23

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Calculation of pre-tax non-GAAP (loss) income:
GAAP net income (loss)	$(4,968)	$1,272	$(18,141)	$(3,891)
Add:
Income tax provision	67	22	183	231
Acquisition-related expense	—	214	—	2,420
Acquisition-related deferred revenue adjustment	—	420	253	1,048
Amortization of intangibles	577	668	1,899	2,014
Share-based compensation expense (including related payroll taxes paid by the Company)	2,019	1,469	5,654	4,225

Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles	$(2,305)	$4,065	$(10,152)	$6,047

Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.09)	$0.16	$(0.39)	$0.25

Diluted	$(0.09)	$0.15	$(0.39)	$0.23

Shares used in per share calculations:
Basic	25,914	24,988	25,713	24,450

Diluted	25,914	26,543	25,713	26,020

Detail of Share-based Compensation Expense:
Cost of product revenue	$35	$25	$100	$72
Cost of subscription revenue	51	38	141	108
Cost of service and maintenance revenue	368	256	1,039	735
Selling and marketing	539	408	1,518	1,217
Research and development	544	365	1,479	990
General and administrative	482	377	1,377	1,103

Total share-based compensation expense	$2,019	$1,469	$5,654	$4,225

Detail of Acquisition-related Expense:
General and administrative	$—	$214	$—	$2,420

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$318	$193	$803
Services and maintenance revenue	—	102	60	245

Total acquisition-related deferred revenue adjustment	$—	$420	$253	$1,048

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total revenues, as reported	$28,314	$36,141	$82,564	$93,228
Acquisition-related deferred revenue adjustment	—	420	253	1,048

Total non-GAAP revenues	$28,314	$36,561	$82,817	$94,276

Gross profit, as reported	$18,609	$26,413	$53,649	$66,497
Acquisition-related deferred revenue adjustment	—	420	253	1,048
Share-based compensation	454	319	1,280	915

Gross profit adjustment	454	739	1,533	1,963

Total non-GAAP gross profit	$19,063	$27,152	$55,182	$68,460

Total operating expenses, as reported	$23,519	$25,110	$71,625	$70,147
Amortization of intangibles	(577)	(668)	(1,899)	(2,014)
Acquisition-related expenses	—	(214)	—	(2,420)
Share-based compensation	(1,565)	(1,150)	(4,374)	(3,310)

Operating expense adjustment	(2,142)	(2,032)	(6,273)	(7,744)

Total non-GAAP operating expenses	$21,377	$23,078	$65,352	$62,403

Operating income, (loss) as reported	$(4,910)	$1,303	$(17,976)	$(3,650)
Gross profit adjustment	454	739	1,533	1,963
Operating expense adjustment	2,142	2,032	6,273	7,744

Total non-GAAP operating income (loss)	$(2,314)	$4,074	$(10,170)	$6,057

Net income, (loss) as reported	$(4,968)	$1,272	$(18,141)	$(3,891)
Gross profit adjustment	454	739	1,533	1,963
Operating expense adjustment	2,142	2,032	6,273	7,744
Income tax provision	67	22	183	231

Total non-GAAP net income (loss)	$(2,305)	$4,065	$(10,152)	$6,047

Net income (loss) per share-diluted, as reported	$(0.19)	$0.05	$(0.71)	$(0.16)

Non-GAAP net income (loss) per share-diluted	$(0.09)	$0.15	$(0.39)	$0.23

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$16,803	$32,606
Trade receivables, net	21,806	23,558
Inventory	1,800	2,008
Prepaid expenses and other current assets	5,579	3,753

Total current assets	45,988	61,925

Long-term assets:
Property and equipment, net	19,078	10,227
Intangible assets, net	10,512	12,411
Goodwill	14,632	14,632
Other assets	1,355	2,026

Total long-term assets	45,577	39,296

Total assets	$91,565	$101,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,494	$3,058
Accrued liabilities	10,853	12,929
Capital lease obligations	209	393
Deferred revenues	36,095	37,337

Total current liabilities	53,651	53,717

Long-term liabilities:
Rent incentives	6,283	730
Deferred revenues	4,367	6,115
Contingent earn-out	397	569
Deferred tax liabilities	958	889
Other long-term liabilities	81	181

Total long-term liabilities	12,086	8,484

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	100,147	93,037
Treasury stock	(10,805)	(8,644)
Accumulated deficit	(63,539)	(45,398)

Total stockholders’ equity	25,828	39,020

Total liabilities and stockholders’ equity	$91,565	$101,221

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Operating Activities:
Net loss	$(18,141)	$(3,891)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation & amortization	5,673	5,335
Provision for doubtful accounts	350	100
Share-based compensation	5,654	4,225
Deferred taxes	69	96
Loss on disposal of assets	107	82
Changes in operating assets and liabilities:
Trade receivables	1,401	3,080
Inventory	208	(494)
Prepaid expenses and other assets	217	(696)
Accounts payable	2,680	170
Accrued liabilities	2,620	(1,255)
Deferred revenues	(2,990)	(2,109)

Net cash (used in) provided by operating activities	(2,152)	4,643

Investing Activities:
Purchase of property and equipment	(11,921)	(2,485)
Acquisition, net of cash acquired	—	(9,642)

Net cash used in investing activities	(11,921)	(12,127)

Financing Activities:
Proceeds from the exercise of stock options	1,456	2,655
Common stock repurchased or withheld	(2,161)	(1,294)
Principal payments on capital lease and other obligations	(1,025)	(937)

Net cash (used in) provided by financing activities	(1,730)	424

Net decrease in cash and cash equivalents	(15,803)	(7,060)
Cash and cash equivalents, beginning of period	32,606	37,048

Cash and cash equivalents, end of period	$16,803	$29,988